Exhibit 99.1

1700 South Patterson Boulevard Dayton, OH 45479 NEWS RELEASE

For media information:	For investor information:

Janet Brewer	Tom Mullarkey
NCR Corporation	NCR Corporation
(937) 445-6779	(937) 445-4222
janet.brewer@ncr.com	tom.mullarkey@ncr.com

For Release on November 20, 2007

Tony Massetti Named NCR’s Chief Financial Officer

Veteran finance executive brings solid experience with international technology companies

DAYTON, Ohio – NCR Corporation (NYSE: NCR) today announced it has selected Tony Massetti as its new chief financial officer (CFO). Massetti will join NCR in January, 2008, after concluding responsibilities at QLogic Corp. (NASDAQ: QLGC), a leader in networking storage and high-performance computing. Until that time, Bob Fishman, NCR’s corporate controller, will continue to serve as interim CFO.

“As NCR pursues our strategy to drive profitable growth, while continuing to focus on improving our overall cost structure, Tony’s financial and international business experience will be of great value,” said NCR Chairman and Chief Executive Officer Bill Nuti. “We’re pleased to have someone of his caliber joining our leadership team at this important time in the company’s evolution.”

Massetti will join NCR from QLogic where he has served as CFO, building a strong finance organization with solid financial processes and controls. During his five years with QLogic, Massetti’s leadership contributed to an improved financial model and profitable growth.

Massetti began his career at IBM and served for 17 years in positions that spanned accounting, financial planning, treasury and business controls. He spent five years at IBM’s European headquarters managing a P&L where revenue exceeded $20 billion and the balance sheet included more than $20 billion in assets, as well as two years in Hong Kong and China as the CFO of an IBM joint venture, then CFO of the Technology Group, which included five Asian manufacturing sites with several billion dollars in revenue.

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Previously, Massetti served as CEO of Aurum Solutions, Ltd., a consulting company in Hong Kong, and as senior director/vice president of Finance for Sandisk Corp., the world’s largest supplier of flash memory data storage products.

Massetti’s experience includes financial planning, budgeting, forecasting and measurement; business case development and modeling; analysis and execution of strategic offshore partnering; M&A and divestitures; corporate governance; Sarbanes-Oxley compliance; and external reporting and investor relations.

“NCR is a well-recognized global company that has a bold vision, solid financials and a deep commitment to its customers,” Massetti said. “It is a company known globally for its innovation and technological expertise throughout history. NCR solutions have changed the way businesses interact with consumers – and that’s true today, more than ever, with self-service solutions such as airline check-in, retail self-checkout, healthcare self-service, way-finding, and e-commerce and mobile applications for a variety of industries. I’m pleased to join NCR at such an exciting time.”

About NCR Corporation

NCR Corporation (NYSE: NCR) is a global technology company leading how the world connects, interacts and transacts with business. NCR’s assisted- and self-service solutions and comprehensive support services address the needs of retail, financial, travel, healthcare, hospitality, gaming and public sector organizations in more than 100 countries. NCR (www.ncr.com) is headquartered in Dayton, Ohio.

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NCR is a trademark of NCR Corporation in the United States and other countries.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions, and involve risks and uncertainties that could cause NCR’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties include those relating to: the separation of Teradata and NCR’s other businesses, including the ability of NCR to operate as an independent entity; the uncertain economic climate and its impact on the markets in general or on the ability

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of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers and other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-service technologies), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings; the effect of currency translation; short product cycles, rapidly changing technologies and maintaining a competitive leadership position with respect to our solution offerings; tax rates; ability to execute our business and reengineering plans; turnover of workforce and the ability to attract and retain skilled employees, especially in light of continued cost-control measures being taken by the company; availability and successful exploitation of new acquisition and alliance opportunities; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company’s U.S. Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.